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                                                                   EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT


                                           Jurisdiction of Organization
Name of Subsidiary                              and Type of Entity
------------------                         ----------------------------
InGenius Technologies, Inc.                Michigan Corporation